UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Tech Foundry Ventures, Inc.

(Exact name of registrant as specified in its charter)

Nevada	46-5152859
(State of incorporation or organization)	(I.R.S. Employer Identification number)

316 California Ave. Suite 543 Reno, NV	89509
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act: None

Name of each exchange on which each class is to be registered: NA

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: [X]

Securities Act registration statement file number to which this form relates: 333-196075

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.0001 per share

Item 1. Description of Registrant’s Securities to be Registered

The description under the heading “Description of Capital Stock” relating to the Registrant’s Common Stock, par value $0.0001, in the prospectus included in the Registrant’s Registration Statement on Form S-1 as amended (initially filed on May 19, 2014, as subsequently amended, filed with the Securities and Exchange Commission (the “Commission”) under File No. 333-196075, is incorporated herein by reference. Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

The Registrant’s common stock to be registered hereunder has been approved for quotation on the OTC Markets Pink under the symbol “TRYV.”

Item 2. Exhibits

3.1	Articles of Incorporation of Registrant filed as Exhibit 3.1 to the Registration Statement on Form S-1, as amended, declared effective on September 14, 2014, and incorporated herein by reference.

3.1.1	Certificate of Correction to the Articles of Incorporation of Registrant filed as Exhibit 3.1 to the Registration Statement on Form S-1, as amended, declared effective on September 14, 2014, and incorporated herein by reference.

3.1.2	Certificate of Amendment to Articles of Incorporation of Registrant filed as Exhibit 3.1.2 to the Annual Report on Form 10-K filed on March 15, 2016, and incorporated herein by reference.

3.2	Bylaws of Registrant, as amended, filed as Exhibit 3.2 to the Registration Statement on Form S-1, as amended, declared effective on September 14, 2014, and incorporated herein by reference.

3.3	Specimen Stock Certificate of Registrant filed as Exhibit 3.3 hereto.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned on the 23rd day of March, 2016.

Tech Foundry Ventures, Inc.

By:	/s/ Jeffrey Cocks
Name:	Jeffrey Cocks
Title:	Chief Executive Officer & Director